UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): August 18, 2009
MedQuist Inc.
(Exact Name of Issuer as Specified in Charter)

New Jersey (State or Other Jurisdiction of Incorporation or Organization)	0-19941 (Commission File Number)	22-2531298 (I.R.S. Employer Identification Number)

1000 Bishops Gate Blvd., Suite 300 Mt. Laurel, New Jersey (Address of Principal Executive Offices)	08054 (Zip Code)
(856) 206-4000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As previously disclosed, on July 8, 2009, CBay Inc. (“CBay”), the holder of a majority in voting interest of the outstanding common stock of MedQuist Inc. (the “Company”), took action by written consent of the Company’s majority shareholder, pursuant to Sections 14A:5-6(2) and 14A:6-6 of the New Jersey Business Corporation Act, to remove Mark Schwarz and Brian O’Donoghue as members of the Company’s Board of Directors (the “Board”). The effective date of the actions taken in the written consent was August 19, 2009, 20 days after the Company mailed to shareholders the definitive information statement with respect to the actions and the earliest date on which the actions could be effective under the federal securities laws.
     On August 18, 2009, one day prior to the effectiveness of the actions, the Board received a letter from Mr. Schwarz pursuant to which Mr. Schwarz resigned as a member of the Board, effective immediately. A copy of such letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference solely for the purpose of this Item 5.02 disclosure. Mr. Schwarz claims in his letter that his resignation is due to certain disagreements that he has with the Company, CBay and another director, which are set forth in his letter. The Company elects not to comment on the allegations made by Mr. Schwarz in his letter.
     Immediately prior to his resignation, Mr. Schwarz was a member of the Nominating Committee of the Board.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The attached Exhibit Index is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedQuist Inc.
Date: August 20, 2009	By:	/s/ Mark R. Sullivan
		Name:	Mark R. Sullivan
		Title:	General Counsel, Chief Compliance Officer & Secretary

Exhibit Index

Exhibit No.	Description
99.1	Letter of Resignation to the Board of Directors of MedQuist Inc. from Mark E. Schwarz dated August 18, 2009